UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MTBC, Inc.

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MTBC, Inc.

7 Clyde Road

Somerset, NJ 08873

April 26, 2019

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of MTBC, Inc. at 11:00 a.m., Eastern Time, on Friday, June 21, 2019, at our principal executive offices at 7 Clyde Road, Somerset, NJ 08873.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting, please detach the Admission Ticket from your proxy card and bring it to the Annual Meeting. The proxy materials will be first sent or given to shareholders on or about April 26, 2019.

At this year’s Annual Meeting, you will be asked to vote on the proposals set forth in the Notice of Annual Meeting of Shareholders and proxy statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying card in the postage-paid envelope or instruct us via the Internet as to how you would like your shares voted. Instructions are on the proxy card. This will ensure representation of your shares if you are unable to attend.

Sincerely,

/s/ Shruti Patel
Shruti Patel
General Counsel and Corporate Secretary

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 21, 2019

TIME

11:00 a.m., Eastern Time, on

Friday, June 21, 2019

PURPOSE

●	To amend our certificate of incorporation to increase the Company’s authorized shares of common stock from nineteen million shares to twenty-nine million shares.

●	To amend our certificate of incorporation to increase the Company’s authorized shares of preferred stock from four million shares to seven million shares.

●	To elect to the Board of Directors the following nominees presented by the Board: Anne Busquet, Howard L. Clark, Jr. and Stephen Snyder.

●	To consider and act on such other business as may properly come before the Annual Meeting on any postponement(s) or adjustment(s) thereof.

DOCUMENTS

This Notice is only an overview of the proxy statement and proxy card included in this mailing which is also available at https://ir.mtbc.com/financial-information/annual-reports. The Notice of Internet Availability will be mailed to shareholders on or about April 26, 2019.

PLACE

7 Clyde Road, Somerset, NJ 08873

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RECORD DATE

Owners of shares of MTBC, Inc.’s (the “Company”) Common Stock, as of the close of business on April 26, 2019 will receive notice of and be entitled to vote at the Annual Meeting and any adjournments.

VOTING

Even if you plan to attend the Annual Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Annual Meeting, you may revoke your proxy and vote in person on each matter brought before the Annual Meeting. You may also vote over the Internet using the Internet address on the proxy card.

Shruti Patel

General Counsel and Corporate Secretary

Dated: April 26, 2019

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QUESTIONS AND ANSWERS

Q: When and where is the Annual Meeting?

A: The Company’s Annual Meeting of Shareholders will be held at 11:00 a.m., Eastern Time, Friday, June 21, 2019, at our principal executive offices at 7 Clyde Road, Somerset, NJ 08873.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: Who is entitled to vote?

A: You are entitled to vote at the Annual Meeting if the Company’s records on April 26, 2019 (the “record date”) showed that you owned the Company’s common stock, par value $0.001 (the “Common Stock”). As of April 26, 2019, there were 12,009,742 shares of Common Stock outstanding.

Q: What will I likely be voting on?

A: There are three proposals that are expected to be voted on at the Annual Meeting, which are (i) to amend our certificate of incorporation to increase the Company’s authorized shares of common stock from nineteen million shares to twenty-nine million shares; (ii) to amend our certificate of incorporation to increase the Company’s authorized shares of preferred stock from four million shares to seven million shares; and (iii) to elect to the Board of Directors the following nominees presented by the Board: Anne Busquet, Howard L. Clark, Jr. and Stephen Snyder to serve as directors. As of the date of this Proxy Statement, the Company was not aware of any additional matters to be raised at the Annual Meeting.

Q: What is the Board’s recommendation?

A: The Board of Directors recommends that you vote your shares:

-	FOR the amendment of our certificate of incorporation to increase the Company’s authorized shares of common stock from nineteen million shares to twenty-nine million shares.

-	FOR the amendment of our certificate of incorporation to increase the Company’s authorized shares of preferred stock from four million shares to seven million shares.

-	FOR the director nominees.

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Q: How many votes is each share entitled to?

A: Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

Q: Do I need a ticket to attend the Annual Meeting?

A: Yes. Retain the top of the proxy card as your admission ticket. One ticket will permit two persons to attend. If your shares are held through a broker, contact your broker and request that the broker provide you with evidence of share ownership. This documentation, when presented at the registration desk at the Annual Meeting, will enable you to attend the Annual Meeting.

Q: How do proxies work?

A: The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner you direct. You may also abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in accordance with the Board of Directors’ recommendations.

Q: How do I vote?

A: You may:

●	Vote by marking, signing, dating, and returning a proxy card;

●	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote via the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

●	Vote in person by attending the Annual Meeting. We will distribute written ballots to any shareholder who wishes to vote in person at the Annual Meeting.

If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.

Q: Do I have to vote?

A: No. However, we strongly encourage you to vote.

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Q: What does it mean if I receive more than one proxy card?

A: If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by Internet, please vote each proxy card you receive.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may use its discretion to vote your shares on “routine matters”. For any “non-routine matters” being considered at the Meeting, your broker or other nominee would not be able to vote on such matters.

Q: Can I change my vote?

A: Yes. You may revoke your proxy and change your vote before the Annual Meeting by submitting a new proxy card with a later date, by casting a new vote via the Internet, by notifying the Company’s Corporate Secretary in writing, or by voting in person at the Meeting. If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy.

Q: What is a quorum?

A: A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy, in order to transact business.

Q: Who will tabulate the votes?

A: A representative from our Company, Norman Roth, will tabulate the votes and act as inspector of election.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted as recommended by the Board of Directors.

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Q: How are proposals approved by the security holders?

A: Our directors will be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting so long as a quorum is present. All other corporate governance actions, including the votes to increase the authorized number of shares of common and preferred stock, will be approved by a majority of the votes cast. Although state law and our certificate of incorporation and bylaws are silent on the issue, abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

Q: Who will bear the costs of this solicitation?

A: Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet; however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: What should I do now?

A: You should read this proxy statement carefully and promptly submit your proxy card or vote by the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q: How will shares in the Company’s employee benefit plans be voted?

A: If you are or were a participant in the Company’s employee benefit plans, this Proxy Statement is being used to solicit voting instructions from you with respect to shares of our stock that you own but which are held by the trustees of our benefit plans for the benefit of you and other plan participants. Shares held in our benefit plans that you are entitled to vote will be voted by the plan trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will be voted by the plan trustees in proportion to the voting instructions received for other shares. You must instruct the plan trustees to vote your shares by utilizing one of the voting methods described above.

Q: How do I obtain a copy of the Company’s materials related to corporate governance?

A: The Company’s Corporate Governance materials, charters of each standing Board Committee, Code of Conduct, and other materials related to our corporate governance can be found in the Corporate Governance section of the Company’s website at https://ir.mtbc.com/corporate.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 26, 2019, concerning:

-	Each person or group of persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, based on information provided by the beneficial owner in public filings made with the Securities and Exchange Commission (“SEC”).

-	Each person who has been a director or executive officer of the Company since the beginning of the last fiscal year.

-	Each nominee for the Board of Directors.

-	Each associate of any of the foregoing persons.

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Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o MTBC, 7 Clyde Road, Somerset, NJ 08873. Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the April 26, 2019 record date (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 12,009,742 shares of Common Stock outstanding as of April 26, 2019. Each share of Common Stock has one vote.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percent of Class	Preferred Stock Beneficially Owned	Percent of Class
Directors and Named Executive Officers
Mahmud Haq, Executive Chairman	5,086,820	42.4%	6,480	0.3%
Stephen A. Snyder, CEO	172,545	1.4%	6,480	0.3%
Anne M. Busquet	156,100	1.3%	-	-
A. Hadi Chaudhry, President	61,651	0.5%	4,680	0.2%
Howard L. Clark, Jr.	114,400	1.0%	-	-
John N. Daly	131,750	1.1%	-	-
Bill Korn, CFO	187,886	1.6%	13,700	0.6%
Cameron P. Munter	141,750	1.2%	-	-
All current directors and executive officers as a group (8 persons)	6,052,902	50.5%	31,340	1.4%

(1) Mr. Haq and Mr. Korn each have 12,500 shares of restricted stock units that vest on April 30, 2019. These amounts are included in the Common Stock Beneficially Owned column, but are not included in the Percent of Class column for common stock.

CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

The Company’s Board of Directors believes that good corporate governance principles and practices provide a strong framework to assist the Board in fulfilling its responsibilities to shareholders. The Board recognizes the interests of the Company’s shareholders, employees, customers, suppliers, consumers, creditors, and the communities in which it operates, who are all essential to the Company’s success. Accordingly, the Board has adopted corporate governance principles relating to its role, composition, structure, and functions. The Board periodically reviews the principles and other corporate governance matters.

Role of the Board and Management and Role in Risk Oversight

The Company’s business is conducted by its employees, managers, and officers under the direction of the Chief Executive Officer (“CEO”) and the oversight of the Board. The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. Directors are expected to fulfill duties of care and loyalty and to act with integrity as they actively conduct Board matters. Different persons serve in the positions of CEO and Executive Chairman.

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As part of its general oversight function, the Board actively reviews and discusses reports by management on the performance of the Company, its strategy, goals, financial objectives, and prospects, as well as issues and risks facing the Company. The opinions of the independent Compensation Committee Board members are solicited with respect to the selection, evaluation, and determination of compensation and succession planning for the Executive Chairman, CEO and senior executive officers who report directly to the CEO. The Board oversees processes designed to maintain the quality of the Company, including the integrity of the financial statements, the integrity of compliance with laws and ethics, and the integrity of relationships with stakeholders, including shareholders, employees, customers, suppliers, consumers, and the communities in which the Company operates.

The Board administers its risk oversight function directly and through the Board committees. Management regularly reports to the Board and/or the relevant committee regarding identified or potential risks. The general areas of material risk to the Company include strategic, operational, financial, regulatory, and legal risks. The Board regularly reviews our Company’s strategies and attendant risks, and provides advice and guidance on strategies to manage these risks while attaining long- and short-terms goals.

Operational risks, financial risks, including internal controls and credit risk associated with our customers, and risks associated with data privacy and security, as well as overall economic risks, are within the purview of the Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our internal and external auditors. In assessing legal or regulatory risks, the Board and the Audit Committee are advised by management, legal counsel, and experts, as appropriate.

The Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation plans and retention, with the goal to ensure that the Company’s compensation programs remain consistent with our shareholders’ interests, that such programs do not encourage excessive risk-taking and that such programs are designed to retain valued executives and employees.

Board Membership Qualifications

The Board has the responsibility for nominating director candidates to shareholders and filling vacancies. The Nominating and Corporate Governance Committee is responsible for recommending candidates to the Board, as well as recommending the selection criteria used in seeking nominees for election to the Board. The Board has adopted the following director nominee selection criteria. Nominees should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of all shareholders. Nominees should be selected on the basis of their business and professional experience and qualifications, public service, diversity of background, availability to devote sufficient time to the Board and the needs of the Company in light of the qualifications of the other directors or nominees. Candidates should be persons who have demonstrated leadership in multinational companies or government, finance or accounting, higher education or other fields, or who are able to provide the Company with relevant expertise, industry knowledge or marketing acumen. Nominees should also represent all shareholders rather than special interest groups or any group of shareholders. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contribution to the activities of the Board. The Nominating and Corporate Governance Committee may use the services of an executive search firm to assist the Company in identifying potential nominees and to participate in the evaluation of candidates for Board membership. Shareholders may suggest nominees for consideration by submitting names of nominees and supporting information to the Corporate Secretary of the Company.

Size of the Board

The Company’s By-Laws establish that the Board shall determine the number of directors from time to time so long as the number so determined shall not be less than three. The Board periodically reviews the appropriate size of the Board, which is presently set at seven Board members by resolution of the Board of Directors.

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Executive Chairman and CEO

The Executive Chairman and the CEO are selected by the Board. The Board determines whether the roles of Executive Chairman and CEO should be separate or combined based upon its judgment as to the most appropriate structure for the Company at a given point in time. Mahmud Haq serves as Executive Chairman and Stephen A. Snyder serves as CEO.

Ethics and Conflicts of Interest

The Board expects its directors, as well as the Company’s officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Board will not permit any waiver of any ethics policy for any director or executive officer. The Board will resolve any conflict of interest question involving a director, the CEO, or a member of the Office of the Executive Chairman, and the CEO will resolve any conflict of interest issue involving any other officer of the Company. The Code of Conduct is available at https://ir.mtbc.com/corporate.

BOARD COMMITTEES

Number and Responsibilities of Committees

The current three committees of the Board are Audit, Compensation, and Nominating and Corporate Governance. The membership of the committees is required to consist entirely of independent directors, based on the NASDAQ requirements. The Board may form new committees, disband an existing committee, and delegate additional responsibilities to a committee. The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees, the Nominating and Corporate Governance Committee, and the Board, and are available on the Company’s website at https://ir.mtbc.com/corporate.

Committee Meetings

The chair of each committee, in consultation with committee members and in compliance with the committee’s charter requirements, determines the frequency of committee meetings and develops meeting agendas. The full Board is apprised of matters addressed by the committees in their meetings. During 2018, the Audit Committee held five meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held four meetings.

BOARD OPERATIONS

Board Meetings

Regular meetings of the Board are held at least four times per year. The Board may hold additional meetings, including by teleconference or other electronic means, as needed, to discharge its responsibilities. The Chairman of the Board, in consultation with other Board members, establishes the agenda for each Board meeting. Each Board member may suggest items for inclusion on the agenda.

During 2018, the Board held four meetings and acted by written/electronic consent twelve times. Each director attended at least 75% of all Board of Directors and applicable committee meetings.

Board Materials

Information and data that is important to the business to be considered at a Board or committee meeting are distributed in advance of the meeting, to the extent possible.

Management Evaluation, Succession, and Compensation

The performance of the Executive Chairman and CEO is evaluated annually by the Compensation Committee, in consultation with the full Board, based upon objective criteria, including the performance of the business and the accomplishment of goals and strategic objectives. This committee also makes recommendations to the Board with respect to CEO succession. The CEO reviews management succession planning and development with the full Board of Directors on an annual basis. The Compensation Committee evaluates performance in setting Executive Chairman and CEO and senior executive officer salary, bonus, and other incentive and equity compensation.

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Board Compensation

The Compensation Committee is responsible for recommending any changes in Board compensation. In discharging this duty, the committee is guided by the following considerations: compensation should fairly pay directors for work required for a company of MTBC’s size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of compensation should be transparent and understandable. Non-employee directors receive a monthly retainer plus restricted stock units, with no additional fees for meeting attendance. The chairman of the Audit Committee receives an additional retainer for serving in that capacity.

Board Access to Management and Independent Advisors

Members of the Board have free access to the employees of the Company, and Board committees have the authority to retain such outside advisors as they determine appropriate to assist in the performance of their functions. Additionally, members of the Board may periodically visit Company facilities.

Approval of Goals and Strategic and Financial Objectives

The overall strategy of the Company is reviewed periodically at Board meetings.

Communication with Management and Directors

The response to any shareholder proposal is the responsibility of management subject to oversight by the appropriate Board committee. The Board is apprised of shareholder proposals and the Company’s response to such proposals.

Shareholders and other interested parties may contact the presiding director or non-management directors via the Corporate Secretary of the Company at 7 Clyde Road, Somerset, NJ 08873.

Disclosure and Review of Corporate Governance Principles

The Company’s Corporate Governance Principles and all Board committee charters are available on the Company’s website at https://ir.mtbc.com/corporate and are also available in print to any shareholder upon request. The Nominating and Corporate Governance Committee reviews these Corporate Governance Principles periodically, and reports the results of this review to the full Board.

Policies on Business Ethics and Conduct

All Company employees and directors, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, and the Principal Accounting Officer, are required to abide by the Company’s Code of Conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Conduct forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. The Company’s policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of the Company’s business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

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The full text of the Code of Conduct is published on the Company’s website at https://ir.mtbc.com/corporate, and is available in print to any shareholder upon request.

Director Independence

Our Board has considered the relationships of all directors with us and the independence of each director, and determined that Ms. Anne Busquet, and Messrs. Howard Clark, John Daly and Cameron Munter, do not have any relationship which would interfere with the exercise of independent judgment in carrying out his or her responsibility as a director and that each non-employee director qualifies as an independent director under the applicable rules of NASDAQ.

Related Person Transaction Policy

The Related Person Transaction Policy of the Board ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $54,500 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, directors, and five percent or more shareholders of the Company, and any immediate family member of such a person. If a Related Person Transaction is identified, such transaction is brought to the attention of the General Counsel and the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances. The Company maintains a written policy regarding Related Person Transactions.

Related Party Transactions

The Company was party to several related party transactions with Executive Chairman, Mahmud Haq, during the year ended December 31, 2018. Below is a summary of the related party transactions the Company has entered into with Mr. Haq:

The Company has a service agreement with a related party, a physician who is related to the Executive Chairman. Revenue from this customer was approximately $20,000 for the year ended December 31, 2018. As of December 31, 2018, the receivable balance due from this customer was approximately $1,600.

The Company is a party to a nonexclusive aircraft dry lease agreement with Kashmir Air, Inc. (“KAI”), which is owned by the Executive Chairman. The Company recorded an expense of approximately $128,000 for the year ended December 31, 2018 related to the lease agreement with KAI. As of December 31, 2018, the Company had a liability outstanding to KAI of $11,000.

The Company leases its corporate offices, temporary housing for its foreign visitors and storage space in New Jersey and its backup operations center in Bagh, Pakistan, from the Executive Chairman. The related party rent expense for the year ended December 31, 2018 was approximately $187,000. Security deposits were provided related to the lease of the Company’s corporate offices in the amount of approximately $13,000. As of December 31, 2018, there was also prepaid rent paid to the Executive Chairman of approximately $12,000.

Board of Directors and Committees of the Board

Fiscal Year 2018

Name	Board	Compensation	Audit	Governance
Mahmud Haq	x*
Anne M. Busquet	x		x
Howard L. Clark, Jr.	x		x*	x
John N. Daly	x	x*	x
Cameron P. Munter	x	x		x*
Stephen A. Snyder	x
x Member
* Chairperson

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Effective April 11, 2019, the Board voted to increase the size of the Board from six to seven members and appointed Mr. A. Hadi Chaudhry, the Company’s President, to serve as the seventh member of the Board. Mr. Chaudhry was designated as a Class II director and was not appointed to serve on any committee of the Board.

Executive Officers and Directors

The following table sets forth information as of December 31, 2018 regarding our directors and executive officers.

Name	Age	Position(s)
Mahmud Haq	59	Executive Chairman
Stephen A. Snyder	42	Chief Executive Officer and Director
Anne M. Busquet	68	Director
A. Hadi Chaudhry	42	President
Howard L. Clark, Jr.	74	Director
John N. Daly	81	Director
Bill Korn	61	Chief Financial Officer
Cameron P. Munter	64	Director
Shruti Patel	31	General Counsel and Corporate Secretary
Norman Roth	63	Principal Accounting Officer

Mahmud Haq is our founder, and served as our Chief Executive Officer and Chairman of the Board since our inception in 2001 through 2017. He currently serves as our Executive Chairman, which he became in January 2018. Prior to founding MTBC, Mr. Haq served as the Chief Executive Officer and President of Compass International Services Corporation from 1997 to 1999. During that time, Mr. Haq also served on its Board of Directors. From 1985 to 1996, Mr. Haq held various senior executive positions at American Express, including Vice President ̵ Risk Management of Global Collections for the Travel Related Services division (1994-1996). Mr. Haq received a Bachelor of Science in Aviation Management from Bridgewater State College and holds an M.B.A. from Clark University with a concentration in Finance.

Stephen A. Snyder served as our President through 2017 and is currently our Chief Executive Officer, which he became in January 2018, and has been a member of our Board of Directors since 2013. Mr. Snyder joined MTBC in August 2005 as Vice President, General Counsel and Secretary, and later served as Chief Operating Officer beginning January 2009, through his appointment as President in August 2011. Prior to joining MTBC, Mr. Snyder practiced law. Mr. Snyder is a member of the New Jersey and New York bars and his writings on healthcare law and policy have been published by the American Health Lawyers Association, American Bar Association and various industry publications. Mr. Snyder received his Bachelor of Arts in Political Science, magna cum laude, from Montclair State University and his Juris Doctor from Rutgers School of Law-Newark.

Anne M. Busquet joined MTBC’s Board of Directors in July 2014 and is a member of our Audit Committee. Ms. Busquet is presently the President of AMB Advisors, and has over three decades of executive business experience with American Express and Interactive Corp (IAC). She has led several successful businesses and served on various boards, including Blyth, Inc., and Meetic. Currently, Ms. Busquet serves on the Board of Pitney Bowes, Intercontinental Hotels Group (IHG), and Provista Diagnostics and is also a Trustee on the Board of Overseers for Columbia University, Business School, the Romanian American Foundation and the French Institute Alliance Francaise. Ms. Busquet graduated from Cornell University and received her MBA from Columbia University.

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A. Hadi Chaudhry is currently our President, which he became in January 2018. Effective April 11, 2019, Mr. Chaudhry was appointed as the seventh member of our Board of Directors. Mr. Chaudhry joined MTBC in October 2002 as manager of IT, and later served as general manager, chief information officer and VP of global operations. Mr. Chaudhry has extensive healthcare IT experience, and served in various roles in the banking and IT sector prior to joining MTBC. Mr. Chaudhry has a Bachelor of Science in Mathematics and Statistics and holds numerous information technology certifications.

Howard L. Clark, Jr. has served as a member of our Board of Directors since October 2013 and is the Chairman of our Audit Committee. Effective April 11, 2019, Mr. Clark was appointed Vice Chairman of our Board of Directors. He retired as Vice Chairman, Investment Banking of Barclays Capital Inc. on June 30, 2011. He served as Vice Chairman of Lehman Brothers Inc. from February 1993 to September 2008. From February 1990 until February 1993, Mr. Clark served as Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. Prior to joining Shearson Lehman, Mr. Clark was Executive Vice President and Chief Financial Officer of American Express Company. Mr. Clark was named Vice-Chairman through a resolution of the Board of Directors in April 2019.

Mr. Clark is a member of the Board of Directors of Green Waste Energy, Inc. He is a former member of the Board of Directors of Maytag Corporation, United Rentals and White Mountains Insurance Group. Additionally, he serves on the Board of Trustees of The Boys’ Club of New York. Mr. Clark is a former member of the Board of Overseers of Columbia University Graduate School of Business and is an Honorary Trustee of Boston University. Mr. Clark was Chairman of the Securities Industry Association in 1994 and Chairman of The Bond Club of New York in 1998. A 1967 graduate of Boston University, Mr. Clark received his Master of Business Administration degree from Columbia University Graduate School of Business in 1968.

John N. Daly has served as a member of our Board of Directors since December 2013, and is the Chairman of our Compensation Committee and a member of our Audit Committee. Since May 2007, Mr. Daly has served as the President of IMMS, LLC, a third party marketer of investment management firms. Previously, Mr. Daly held other management positions in the financial services industry, including during his 23 years at E.F. Hutton & Co. from 1960 to 1983, where at various times he ran the Syndicate Department, the Commodities Division and the Asset Management Division. He later joined Salomon Brothers, both at the New York and London offices, where he headed the Private Client Division and International Equity Capital Markets. Mr. Daly also served as the Senior Managed Accounts Specialist at Prudential Investments from 2002-2005. Mr. Daly graduated from Yale University and completed the Harvard Business School Advanced Management Program in 1979.

Bill Korn is our Chief Financial Officer. Mr. Korn joined MTBC in July 2013. Prior to joining MTBC, Mr. Korn served as the Chief Financial Officer for six other early-stage technology businesses. From January 2013 until he joined us, Mr. Korn served as the Chief Financial Officer of SnapOne, Inc., a developer of cloud-based applications for mobile devices, and from June 2012 until December 2012, Mr. Korn was doing private advisory work. Prior to that, from August 2002 to June 2012, Mr. Korn was the Chief Financial Officer of Antenna Software, Inc. Earlier in his career, Mr. Korn spent ten years with IBM, where he served on the senior management team that created IBM’s services strategy in the 1990s. Mr. Korn received his Bachelor of Arts in Economics magna cum laude from Harvard College and his Master of Business Administration from Harvard Business School.

Cameron P. Munter has served as a member of our Board of Directors since June 2013, and is the Chairman of our Nominating and Governance Committee and a member of our Compensation Committee. Mr. Munter served as the U.S. Ambassador to Pakistan from October 2010 through July 2012. Prior to this appointment, Mr. Munter held a variety of high-profile diplomatic positions in Iraq and also served as U.S. Ambassador to Serbia from March 2007 to March 2009. Mr. Munter received his Bachelor of Arts, magna cum laude, from Cornell University and doctoral degree in Modern European History from the Johns Hopkins University. He is currently President and CEO of the EastWest Institute, an international, non-partisan organization with offices in New York, Brussels, Moscow and Washington.

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Shruti Patel is our General Counsel and Corporate Secretary. Ms. Patel joined MTBC as an attorney in July 2015 and held various positions with the Company until her appointment as General Counsel and Corporate Secretary in November 2016. Prior to joining MTBC, Ms. Patel served as an associate at a family law firm and is currently a member of the New Jersey bar. Ms. Patel received her Bachelor of Arts in Political Science from the University of Central Florida and her Juris Doctor from Florida A&M School of Law.

Norman Roth is our Controller and Principal Accounting Officer. Mr. Roth joined MTBC in September 2014. Prior to joining MTBC, Mr. Roth worked as a forensic accountant since 2003 primarily in the accounting malpractice area. From 1991 through 2002, Mr. Roth served as the Director of External Reporting, Treasury and Tax and later as Business Manager of WWOR-TV. Mr. Roth began his career at Ernst & Young LLP in 1977 and left as a senior manager after 13 years of service. Mr. Roth received his Bachelor of Arts degree summa cum laude from Rutgers College and his Master of Business Administration-Taxation from Fairleigh Dickinson University. Mr. Roth is a certified public accountant and a certified fraud examiner.

Committee Duties and Responsibilities

Audit Committee

●	Oversees management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.
●	Oversees management’s establishment and maintenance of processes to provide for an adequate system of internal control over financial reporting at the Company and assists with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.
●	Oversees management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.
●	Oversees the independence of the independent registered public accounting firm and the qualifications and effectiveness of the independent registered public accounting firm.
●	Prepares the report of the Audit Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.
●	Appoints, retains, and reviews the performance of the independent registered public accounting firm.
●	Evaluates the Committee’s performance annually.

Compensation Committee

●	Makes recommendations to the Board with respect to the structure of overall incentive compensation and equity-based plans applicable to executive officers or other employees and administers such plans.
●	Selects and retains outside consultants to review and recommend appropriate types and levels of executive compensation, with the sole authority to approve consultant fees and other retention terms. Terminates such consultants as necessary.
●	Prepares the report of the Compensation Committee for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.
●	Evaluates the Committee’s performance annually.

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Nominating and Corporate Governance Committee

●	Monitors compliance with the Company’s Global Code of Conduct and all applicable laws and regulations.
●	Notifies the Audit Committee of any matters regarding accounting, internal control, or audit matters of which the Committee has become aware as a result of monitoring the Company’s compliance efforts.
●	Identifies qualified candidates to serve on the Board, including candidates recommended by shareholders, and reviews Board candidate qualifications, selection criteria, and any potential conflicts with the Company’s interests.

Director Compensation Table (Fiscal Year 2018)

The following table sets forth the compensation paid to the non-executive directors of the Company in fiscal year 2018:

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Total
Anne M. Busquet	$38,500	$98,250	$136,750
Howard L. Clark, Jr.	48,500	98,250	146,750
John N. Daly	38,500	98,250	136,750
Cameron P. Munter	38,500	98,250	136,750

(1)	During the third quarter of 2018, the outside Board members were awarded 17,000 shares each of restricted stock units that vest in 25% increments over the next two years beginning in February 2019. Those amounts are not included in the above table as vesting did not begin until February 2019. The stock awards received by the Board above represent RSUs awards that vested in 2018.
(2)	As of December 31, 2018, there were 42,000 restricted stock units outstanding for each director.

Summary Executive Compensation Table

The following table is a summary of certain information concerning the compensation earned by our Named Executive Officers for fiscal years 2018 and 2017:

Name and Principal Position	Salary (1)	Bonuses (2)	Stock Awards (3)	All Other Compensation (4)(5)(6)(7)	Total
2018
Mahmud Haq, Executive Chairman	$309,808	$310,800	$196,500	$49,933	$867,041
Stephen A. Snyder, CEO	292,555	310,800	289,850	9,758	902,963
Bill Korn, Chief Financial Officer	250,687	259,000	196,500	14,555	720,742
2017
Mahmud Haq, Executive Chairman	$300,824	$300,000	$-	$53,617	$654,441
Stephen A. Snyder, CEO	275,755	275,000	22,667	11,000	584,422
Bill Korn, Chief Financial Officer	250,687	250,000	11,333	7,308	519,328

(1)	Includes amounts contributed by the Named Executive Officers to our 401(k) plan.
(2)	In February 2019 and 2018, the Compensation Committee of the Board of Directors awarded bonuses to Messrs. Haq, Snyder and Korn based on achieving specified operating results for 2018 and 2017, respectively. Payment of these bonuses was made in 2019 and 2018, respectively. Payment was made in the equivalent value of shares of Series A Preferred Stock and is included in the above table for 2018 and 2017.
(3)	The stock awards reflected above represent common stock restricted stock units that vested in 2018 and 2017 that were awarded in prior years.
(4)	During 2018, the Compensation Committee of the Board of Directors awarded 120,000 common stock restricted stock units to Mr. Snyder and 50,000 restricted stock units each to Messrs. Haq and Korn. Those shares vest in increments beginning in November 2018 and continue through 2021. To the extent that the shares vested in 2018, they are included in the above table.

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(5)	Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed $10,000 reported for the fiscal year presented.
(6)	Includes our matching contribution to the 401(k) plan equal to 100% match on the first 3% of the employee’s compensation plus 50% match on the next 2% of the employee’s compensation which is available to all employees who participate in the plan.
(7)	Excludes group life insurance, health care insurance, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, the Compensation Committee of the Board of Directors was comprised of John N. Daly and Cameron P. Munter. Neither of these individuals, during the fiscal year ended December 31, 2018, was an officer or employee of the Company. Neither of these individuals was formerly an officer of the Company.

During the fiscal year ended December 31, 2018, Mr. Daly received $38,500 in director compensation and Mr. Munter received $38,500 in director compensation, both exclusive of compensation received in the form of stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Proxy Statement.

COMPENSATION COMMITTEE

John N. Daly

Cameron P. Munter

Executive Employment Arrangements

We are party to employment agreements with each of Messrs. Haq, Snyder and Korn (the “Employment Agreements”). Each of the Employment Agreements has a two-year term unless earlier terminated, and is automatically renewed at the end of the initial term and annually thereafter in each case, for a one-year term, unless either party provides at least ninety days’ prior written notice of non-renewal.

Each Employment Agreement provides for the payment of base salary and bonus, as well as customary employee benefits. Under each of the Employment Agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive if a “material demotion,” occurs (as such terms are defined in the applicable Employment Agreement) the executive shall receive salary continuation payments for the remainder of the contractual term, but in no event for less than twenty-four months with respect to Messrs. Haq, Snyder and Korn. In addition to salary continuation payments, executive shall receive payment of “COBRA” premiums for the executive and his dependents as long as the executive does not become eligible for health coverage through another employer during this severance period. Each of the Employment Agreements also restricts the executive from engaging in a competitive business during his employment and for 12 months thereafter, or soliciting our employees and customers during his employment and for 12 months thereafter.

Our Compensation Committee, currently comprised of Messrs. Daly and Munter, are tasked with discharging the Board of Directors’ responsibilities related to oversight of compensation of named executive officers and ensuring that our executive compensation program meets our corporate objectives. The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our named executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this review and evaluation, as well as on input from our Chief Executive Officer regarding the performance of our other named executive officers and his recommendations as to their compensation, the Committee will determine and approve each named executive officer’s compensation annually. As a public company, our named executive officers will not play a role in their own compensation determinations.

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Outstanding Equity Awards at 201-8 Fiscal Year End

The following table provides information on the current holdings of all outstanding equity awards by our named officers at December 31, 2018:

Name of Beneficial Owner	Number of preferred shares or units that have not vested	Number of common shares or units that have not vested	Market value of all shares or units that have not vested	Equity incentive plan awards: Number of unearned preferred shares, units or other rights that have not vested	Equity incentive plan awards: Number of unearned common shares, units or other rights that have not vested	Equity incentive plan awards: Market value of all unearned shares, units or other rights that have not vested
Named Executive Officers
Mahmud Haq, Executive Chairman	12,000	100,000	$689,840	12,000	100,000	$689,840
Stephen A. Snyder, CEO	12,000	145,000	860,840	12,000	145,000	860,840
Bill Korn, CFO	10,000	100,000	638,200	10,000	100,000	638,200

The common stock restricted stock units (“RSUs”) provide for semiannual vesting based on continued employment over two to three years. The common stock RSUs vest for Messrs. Haq and Korn through October, 2020 and for Mr. Snyder through August, 2021. The preferred stock RSUs vested in February, 2019.

Employee Benefit Plans

Amended and Restated Equity Incentive Plan. The purpose of the Amended and Restated Equity Incentive Plan (the “Equity Plan”) is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Amended Plan authorizes the grant of awards in any of the following forms:

●	Options to purchase shares of common stock, which may be non-statutory stock options or incentive stock options under the Internal Revenue Code (the “Code”). The exercise price of an option granted under the Equity Plan may not be less than the fair market value of our common stock on the date of grant. Stock options granted under the Equity Plan have a term of ten years.

●	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of our common stock on the date of grant. SARs granted under the Equity Plan have a term of ten years.

●	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

●	Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

●	Performance stock and cash settled awards, which represent the right to receive shares of common stock or cash, as applicable, in the future upon the attainment of certain stated performance goals.

●	Preferred stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

●	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

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All awards are evidenced by a written award certificate between MTBC and the participant, which include such provisions as may be specified by the Compensation Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors. Awards granted under the Equity Plan to non-employee directors may be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the Equity Plan to non-employee directors.

Shares Available for Awards: Adjustments. Subject to adjustment as provided in the Equity Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Equity Plan at December 31, 2018 is 547,790. There are also 182,400 shares of our 11% Series A Cumulative Perpetual Preferred Stock reserved and available for issuance under the Equity Plan. In the event of a nonreciprocal transaction between MTBC and its shareholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Equity Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the Equity Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Administration. The Equity Plan will be administered by the Compensation Committee. The Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Equity Plan; and make all other decisions and determinations that may be required under the Equity Plan. The Board of Directors may at any time administer the Equity Plan. If it does so, it will have all the powers of the Compensation Committee under the Equity Plan. In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers.

Limitations on Transfer: Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

●	all of that participant’s outstanding options and SARs will become exercisable to the extent the participant was entitled to exercise such option or SAR, but only within the period ending on the earlier of (i) twelve (12) months with respect to a termination due to disability and eighteen (18) months with respect to a termination due to death, and (ii) the term of the option or SAR;

●	shares of common stock and outstanding awards which have not vested at the time of the termination of service may be forfeited; and

●	the payout opportunities attainable under all of that participant’s outstanding performance-based awards may be forfeited and the awards may payout on a pro rata basis, based on the time elapsed prior to the date of termination.

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Treatment of Awards upon a Change in Control. Unless subject to additional acceleration of vesting and exercisability as may be provided in an award certificate or any special plan document governing an award, outstanding awards will be subject to one year acceleration of vesting as provided in the Plan upon a change in control.

Termination and Amendment. The Equity Plan will terminate on April 3, 2024. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the Equity Plan, but if an amendment to the Equity Plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the Equity Plan may adversely affect any award previously granted under the Equity Plan without the written consent of the participant. Without the prior approval of our shareholders, the Equity Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

Amended and Restated Equity Plan Benefits

Benefits to be received by our executive officers, directors and employees as a result of the Equity Plan are not determinable, since the amount of grants of options and restricted stock made under the plan is discretionary. Set forth in the table below are the number of equity awards since inception that have been granted under the equity incentive plan to: (i) each of our named executive officers, (ii) our executive officers as a group, (iii) our non-employee directors as a group and (iv) our non-executive employees as a group. Shares which were forfeited are available to be re-granted under the Equity Plan.

Name	Common Stock Restricted Stock Units	Cash-Settled Awards
Mahmud Haq	225,000	-
Stephen A. Snyder	395,000	-
Bill Korn	275,000	-
Executive Officers as a Group	895,000	-
Non-Executive Directors as a Group	668,000	-
Non-Executive Officers and Employees as a Group	687,334	349,000

Report of the Audit Committee

The Board of Directors of MTBC has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. MTBC’s Audit Committee has three members: Mr. Howard L. Clark, Jr., who serves as the Chairperson, Ms. Anne M. Busquet and Mr. John N. Daly. The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the NASDAQ Stock Market and the SEC. The Board of Directors has determined that Mr. Clark meets the criteria and definition of an “audit committee financial expert” pursuant to Item 407(d) of Regulation S-K. The Audit Committee operates pursuant to a charter that is available on the Investor Relations section of our website at https://ir.mtbc.com/corporate.

Management has primary responsibility for MTBC’s internal accounting controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of MTBC’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report as a result of such audit. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee serves as a focal point for communication among the Board of Directors and its committees, the independent registered public accounting firm and management, as the respective duties of such groups, or their constituent members, relate to MTBC’s financial accounting and reporting and to its internal controls.

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In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in MTBC’s Annual Report on Form 10-K for the year ended December 31, 2018. These discussions included the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee also discussed with the independent registered public accounting firm its independence from MTBC and its management, including the written disclosures and letter submitted to the Audit Committee by the independent registered public accounting firm as required by the Public Company Accounting Oversight Board.

Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in MTBC’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

AUDIT COMMITTEE

Howard L. Clark, Jr., Chair

Anne M. Busquet

John N. Daly

Relationship with Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

On June 20, 2018 and July 6, 2017, the Audit Committee approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal years ending December 31, 2018 and 2017, respectively.

In connection with the Company’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Company has not consulted Grant Thornton on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Grant Thornton LLP are not expected to be present at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm for each of the last two fiscal years.

Fees	2018	2017
Audit Fees to Grant Thornton LLP	$712,350	$454,176
Audit-Related Fees to Grant Thornton LLP	-	-
Tax Fees to Grant Thornton LLP	-	-
All Other Fees	-	-
Total Fees	$712,350	$454,176

All services performed for us by Grant Thornton LLP during 2018 and 2017 were pre-approved by the Audit Committee, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services. The Audit Committee pre-approves all work performed by Grant Thornton LLP.

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Matters to Be Acted Upon

1.	Amend the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from Nineteen Million Shares to Twenty-Nine Million Shares

  (Item 1 on proxy card)

Our Board of Directors has authorized, approved and declared advisable an amendment to our certificate of incorporation (the “Certificate”) that increases the number of authorized shares of our common stock from nineteen million shares to twenty-nine million shares. The proposed amendment is subject to approval by our shareholders.

Our Board of Directors believes that it is advisable and in our best interests and the best interests of our shareholders to amend the Certificate in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of our Board of Directors. We anticipate the possibility of one or more offerings of these newly authorized shares of common stock in the future; however, no further authorization by shareholders will be needed by the Company for the issuance thereof. We intend to continue to evaluate possible acquisitions. If any such acquisitions were paid for using cash or stock, we could potentially need to issue additional shares of common stock for capital raising purposes or as consideration for such acquisitions. By amending the Certificate to increase the authorized common stock at this time, our Board of Directors will then be able to respond quickly to a potential business opportunity where it would be impracticable for us to seek and timely obtain shareholder approval authorizing additional shares for purposes of such opportunity. Additional authorized shares will also provide us with greater flexibility to use our common stock for various other business purposes including awarding additional shares under the equity incentive plan and establishing strategic relationship with other companies. We anticipate the possibility of one or more offerings of common stock to finance future growth; however, we do not currently have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares.

As a Nasdaq-listed company, there are restrictions on the Company’s ability to issue additional shares of common stock without further shareholder approval, even if the Company has available authorized, but unissued shares. For example, pursuant to applicable Nasdaq rules, the Company cannot issue more than 20% of its outstanding common stock for less than “market value” of the stock (as measured by Nasdaq closing prices) in a transaction other than a public offering without obtaining further shareholder approval. Additionally, shareholder approval is required under Nasdaq rules prior to the issuance of common stock in connection with the acquisition of the stock or assets of another company if the number of shares issued will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance. Notwithstanding that, in some situations, the Company may still need to seek additional shareholder approval for certain issuances, the Board of Directors believes the availability of such additional shares will enable the Company to act promptly when the Board of Directors believes that the issuance of additional shares of common stock is advisable and in the Company’s best interest.

The additional shares of authorized common stock would be part of the Company’s existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock that are currently outstanding. Existing shareholders would experience dilution of their ownership interests if additional shares of common stock are issued, which may be substantial. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares, and the future earnings per share of the Company. The degree of any dilution that would occur following the issuance of additional shares of common stock would depend upon the number of shares that are actually issued in the future. The sale or resale of the additional securities could also cause the market price of our common stock to decline.

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In order to raise capital, the Company may sell common stock or other securities convertible into common stock, which may be dilutive. The Company may raise capital in the future in order to support its operations, expand its business, or fund acquisitions. The approval of this amendment to the Certificate would make it easier for the Company to sell common stock if any of the foregoing situations made it necessary or advisable. The Company continually explores strategic alternatives to strengthen its capital position and enhance long-term shareholder value, but does not currently have any agreements, arrangements, commitments, or understandings with respect to the issuance of any additional shares of common stock that would be authorized upon approval of this amendment to the Certificate and does not currently have any plans to issue additional shares of common stock other than pursuant to its current equity compensation plans.

The proposed amendment and a complete copy of the Company’s existing certificate of incorporation is attached hereto as Appendix A.

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock.

2.	Amend the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Preferred Stock from Four Million Shares to Seven Million Shares

  (Item 2 on proxy card)

Our Board of Directors has authorized, approved and declared advisable an amendment to our certificate of incorporation (the “Certificate”) that increases the number of authorized shares of our preferred stock from four million shares to seven million shares. The proposed amendment is subject to approval by our shareholders.

Our Board of Directors believes that it is advisable and in our best interests and the best interests of our shareholders to amend the Certificate in order to have available additional authorized but unissued shares of preferred stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of our Board of Directors. We anticipate the possibility of one or more offerings of these newly authorized shares of preferred stock in the future; however, no further authorization by shareholders will be needed by the Company for the issuance thereof. The specific terms of the preferred stock being authorized including dividend rates, voting rights, conversion prices (if any), redemption prices, maturity dates, and similar matters, will all be determined by the Board of Directors. The additional preferred stock to be authorized by the proposed amendment may include shares having rights identical to our currently outstanding Series A Preferred Stock and may include shares having rights that are materially different than our Series A Preferred Stock.

We intend to continue to evaluate possible acquisitions. If any such acquisitions were paid for using cash or stock, we could potentially need to issue additional shares of preferred stock for capital raising purposes or as consideration for such acquisitions. By amending the Certificate to increase the authorized preferred stock at this time, our Board of Directors will then be able to respond quickly to a potential business opportunity where it would be impracticable for us to seek and timely obtain shareholder approval authorizing additional shares for purposes of such opportunity. Additional authorized shares will also provide us with greater flexibility to use our preferred stock for various other business purposes including awarding additional shares under the equity incentive plan and establishing strategic relationship with other companies. We anticipate the possibility of one or more offerings of preferred stock to finance future growth; however, we do not currently have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares.

The additional shares of authorized preferred stock, if and when issued, may have different rights and privileges as the shares of preferred stock that are currently outstanding. Existing shareholders may experience dilution of their ownership interests if additional shares of preferred stock are issued, which may be substantial. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares, and the future earnings per share of the Company. The degree of any dilution that would occur following the issuance of additional shares of preferred stock would depend upon the number of shares and the rights and privileges of such preferred stock that are actually issued in the future. The sale or resale of the additional securities could also cause the market price of our preferred and common stock to decline.

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In order to raise capital, the Company may sell preferred stock or other securities convertible into preferred stock, which may be dilutive. The Company may raise capital in the future in order to support its operations, expand its business, or fund acquisitions. The approval of this amendment to the Certificate would make it easier for the Company to sell preferred stock if any of the foregoing situations made it necessary or advisable. The Company continually explores strategic alternatives to strengthen its capital position and enhance long-term shareholder value, but does not currently have any agreements, arrangements, commitments, or understandings with respect to the issuance of any additional shares of preferred stock that would be authorized upon approval of this amendment to the Certificate and does not currently have any plans to issue additional shares of preferred stock other than pursuant to its current equity compensation plans.

Because the Board of Directors has the authority, without further action by our shareholders, to determine the rights and preferences associated with our preferred stock, including voting rights, the Board of Directors could designate a series of preferred stock having rights and privileges that may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions may have the effect of discouraging takeover bids. However, they may also be designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. The increase in authorized but unissued shares of preferred stock may increase the ability of our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. The Board of Directors, however, does not intend or view the increase in authorized but unissued shares of preferred stock as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

The proposed amendment and a complete copy of the Company’s existing certificate of incorporation is attached hereto as Appendix A.

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of preferred stock.

3. Election of Directors

(Item 3 on proxy card)

You will have the opportunity to elect three members to our Board of Directors, currently consisting of six members, at the Annual Meeting. The directors will be elected for a two-year term.

The Board of Directors has nominated the following nominees for election as directors at the Annual Meeting:

Howard L. Clark, Jr. has served as a member of our Board of Directors since October 2013 and is the Chairman of our Audit Committee. Effective April 11, 2019, Mr. Clark was appointed Vice-Chairman of our Board of Directors. He retired as Vice Chairman, Investment Banking of Barclays Capital Inc. on June 30, 2011. He served as Vice Chairman of Lehman Brothers Inc. from February 1993 to September 2008. From February 1990 until February 1993, Mr. Clark served as Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. Prior to joining Shearson Lehman, Mr. Clark was Executive Vice President and Chief Financial Officer of American Express Company.

Mr. Clark is a member of the Board of Directors of Green Waste Energy, Inc. He is a former member of the Board of Directors of Maytag Corporation, United Rentals and White Mountains Insurance Group. Additionally, he serves on the Board of Trustees of The Boys’ Club of New York. Mr. Clark is a former member of the Board of Overseers of Columbia University Graduate School of Business and is an Honorary Trustee of Boston University. Mr. Clark was Chairman of the Securities Industry Association in 1994 and Chairman of The Bond Club of New York in 1998. A 1967 graduate of Boston University, Mr. Clark received his Master of Business Administration degree from Columbia University Graduate School of Business in 1968.

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Stephen A. Snyder served as our President through 2017 and is currently our Chief Executive Officer, which he became in January 2018, and has been a member of our Board of Directors since 2013. Mr. Snyder joined MTBC in August 2005 as Vice President, General Counsel and Secretary, and later served as Chief Operating Officer beginning January 2009, through his appointment as President in August 2011. Prior to joining MTBC, Mr. Snyder practiced law. Mr. Snyder is a member of the New Jersey and New York bars and his writings on healthcare law and policy have been published by the American Health Lawyers Association, American Bar Association and various industry publications. Mr. Snyder received his Bachelor of Arts in Political Science, magna cum laude, from Montclair State University and his Juris Doctor from Rutgers School of Law-Newark.

Anne M. Busquet joined MTBC’s Board of Directors in July 2014 and is a member of our Audit Committee. Ms. Busquet is presently the President of AMB Advisors, and has over three decades of executive business experience with American Express and Interactive Corp (IAC). She has led several successful businesses and served on various boards, including Blyth, Inc., and Meetic. Currently, Ms. Busquet serves on the Board of Pitney Bowes, Intercontinental Hotels Group (IHG), and Provista Diagnostics and is also a Trustee on the Board of Overseers for Columbia University, Business School, the Romanian American Foundation and the French Institute Alliance Francaise. Ms. Busquet graduated from Cornell University and received her MBA from Columbia University.

The Board of Directors unanimously recommends a vote FOR the election of the nominees named above.

Required Vote

As to Item 3, the Election of Directors, the nominees must receive a plurality of the voting power, entitled to vote for the election of directors, of the shares present or represented by proxy at the meeting in order to be elected. This means that the director candidate receiving the largest number of votes “for” their election will be elected to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as “insiders,” to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the company. Our insiders are required by the SEC regulation to furnish us with copies of all Section 16(a) reports they file. The Company has undertaken the responsibility to file all Section 16(a) reports for the Board of Directors and Officers based on the information available to them.

Based solely on a review of the copies of the forms furnished to us, we believe that during the 2018 fiscal year, our insiders complied with all applicable filing requirements.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. We have not been informed by any of our shareholders of any intention to propose any other matter to be acted upon at the Annual Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon written or oral request. Requests for the Annual Report on Form 10-K should be addressed to: Investor Relations, MTBC, Inc., 7 Clyde Road, Somerset, NJ 08873 or by telephone at (732) 873-5133, x133. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from our investor relations website, ir.mtbc.com or directly from the SEC’s website, www.sec.gov/edgar.shtml.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Notice of Internet Availability by sending a written request to us at Investor Relations, MTBC, Inc., 7 Clyde Road, Somerset, NJ 08873, or by calling us at (732) 873-5133. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements, if any, Notices of Internet Availability, and annual reports of the Company.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2020 Annual Meeting of Shareholders must be received by us not later than December 30, 2019. If we hold our 2020 Annual Meeting of Shareholders more than 30 days before or after June 21, 2020 (the one-year anniversary date of the 2019 Annual Meeting of Shareholders), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, MTBC, Inc., 7 Clyde Road, Somerset, New Jersey 08873.

Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Shareholders only by or at the direction of our Board of Directors or by a shareholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. Notice of Shareholder proposals for the 2020 Annual Meeting of Shareholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by the Corporate Secretary at our principal executive offices no later than March 25, 2020. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. If we hold our 2020 Annual Meeting of Shareholders more than 30 days before or after June 21, 2020 (the one-year anniversary date of the 2019 Annual Meeting of Shareholders), then notice of a shareholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

●	the 10th day following the day on which notice of the meeting date is mailed, or

●	the 10th day following the day on which public disclosure of the meeting date is made.

Only such proposals as are (1) required by the rules of the SEC and (2) permissible under the Delaware General Corporation Law will be included on the 2020 Annual Meeting of Shareholders agenda. If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

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Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MTBC, INC.

MTBC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of MTBC, Inc., resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “4.1” so that, as amended said Article shall be and read as follows:

4.1 Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 36,000,000 shares, consisting of 29,000,000 shares of Common Stock and 7,000,000 shares of Preferred Stock, each with a par value of $0.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ____, 2019.

By:
Name:	Stephen Snyder
Title:	Chief Executive Officer

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy and log-on using the below control number. Voting will be open until 11:59 pm (ET) on June 14, 2019.

CONTROL #

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE BY MAIL

Mark, sign and date your proxy and return it in the envelope we have provided to 18 Lafayette Place, Woodmere, NY 11598.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on June 21, 2019 at 11:00 a.m. Local Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Shareholders – MTBC, Inc.

▼ DETACH CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND "FOR" THE DIRECTOR NOMINEES.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3) Election of Directors:

☐ FOR NOMINEE LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR NOMINEE LISTED BELOW

INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Anne Busquet 02 Howard L. Clark, Jr. 03 Stephen Snyder

Date **Signature** **Signature, if held jointly**

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT9999 90.00

MTBC, Inc.

Annual Meeting of Shareholders

June 21, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To Be Held on June 21, 2019

The 2018 Annual Report, the Proxy Statement and proxy card of MTBC, Inc., are available at
www.ir.mtbc.com/financial-information/annual-reports

MTBC, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Mahmud U. Haq, Stephen A. Snyder and Shruti Patel and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MTBC, Inc.. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, to be held at 11:00 AM, Eastern Time, on June 21, 2019, at the Company’s headquarters located at 7 Clyde Road, Somerset, New Jersey 08873, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please check here if you plan to attend the Annual Meeting of Shareholders on June 21, 2019 at 11:00 a.m. local time. [  ]

(Continued and to be signed on Reverse Side)